Exhibit 10.45

AMENDMENT TO CERTAIN PEPSICO AWARD AGREEMENTS
ADMINISTRATIVE RULE WITH RESPECT TO CERTAIN PEPSICO PLANS

I.
Specific PepsiCo, Inc. (“PepsiCo”) award agreements, which are identified below as Affected Agreements, are amended as provided below. This Amendment is effective December 20, 2017 (the “Effective Date”).

Affected Agreements:

An “Affected Agreement” means an agreement between PepsiCo or an affiliate of PepsiCo (“Affiliate”) and one of their service providers, which grants the service provider a long-term incentive award that includes one or more Stock Provisions (as defined below).

Stock Provision:

A “Stock Provision” means a plan, program or agreement provision that determines the value of PepsiCo Stock (as defined below) by reference to one or more prices for PepsiCo Stock on the New York Stock Exchange, Inc. (“NYSE”), including prices reported on the composite tape for securities listed on the NYSE, or that determines what is a trading day (for any rights that are limited to trading days) by reference to trading days of the NYSE.

PepsiCo Stock:

“PepsiCo Stock” is stock of PepsiCo, including stock of PepsiCo that is (or is referred to as) PepsiCo Common Stock or PepsiCo Capital Stock.

Affected Agreement Amendment:

As of the Effective Date, each Affected Agreement that the signer below (“Signer”) has the authority to amend is hereby amended as follows:

(1)
Any reference in a Stock Provision to determining one or more prices for PepsiCo Stock on the NYSE, including prices reported on the composite tape for securities listed on the NYSE, shall instead be a reference to one or more prices for PepsiCo Stock on the principal exchange on which PepsiCo Stock is traded as of the time in question.

(2)
Any reference in a Stock Provision to determining a trading day based on the trading days of the NYSE shall instead be a reference that determines a trading day based on the trading days of the principal exchange on which PepsiCo Stock is traded as of the time in question.

(3)	Any definition of “fair market value” related to PepsiCo Stock shall be revised to read as follows:

“Fair Market Value” on any date means the average of the high and low market prices at which a share of PepsiCo Common Stock shall have been sold on such date, or the immediately preceding trading day if such date was not a trading day, as reported by Bloomberg, L.P., or any successor thereto or any another financial reporting service selected by PepsiCo in good faith, and, in the case of an ISO, means fair market value as determined by the Committee in accordance with Code Section 422 and, in the case of an Option or SAR that is intended to be exempt from Code Section 409A, fair market value as determined by the Committee in accordance with Code Section 409A.

Except as provided in paragraph (3) above, other aspects of a Stock Provision, including the date(s) or time(s) as of which PepsiCo Stock is valued, shall not be changed by this Amendment.

II.

As of the Effective Date, Affected Plans (as defined below), with respect to which the Signer (or a subordinate of the Signer) has administrative or interpretive authority, shall be administered and interpreted in accordance with the following Administrative Rule.

Affected Plan

An “Affected Plan” means any compensation or benefit plan or program that is sponsored or maintained by PepsiCo or an Affiliate that includes one or more Stock Provisions.

Affected Plan Administrative Rule:

The Administrative Rule shall deem – (i) any reference in a Stock Provision to determining one or more prices for PepsiCo Stock on the NYSE, including prices reported on the composite tape for securities listed on the NYSE, as instead being a reference to one or more prices for PepsiCo Stock on the principal exchange on which PepsiCo Stock is traded as of the time in question; and (ii) any reference in a Stock Provision to determining a trading day based on the trading days of the NYSE shall instead be a reference that determines a trading day based on the trading days of the principal exchange on which PepsiCo Stock is traded as of the time in question. Other aspects of the Stock Provision, including the date(s) or time(s) as of which PepsiCo Stock is valued and whether value is determined based on one or more than one price, shall not be changed by this administrative rule.

III.

This document shall be interpreted in accordance with the following:

•	Terms that are defined in Part I of this document shall have the same defined meanings when they are used in Part II of this document.

•
Whenever an example is provided in this document or the text uses the term “including” followed by a specific item or items, or there is a passage having similar effect, such passages of the document shall be construed as if the phrase “without limitation” followed such example or term (or otherwise applied to such passage in a manner that avoids limits on its breadth of application).

PEPSICO, INC.

By: /s/ Ruth Ann Fattori
Ruth Ann Fattori
Executive Vice President and Chief Human Resources Officer

Date: December 15, 2017

Law Department Approval

By: /s/ Stacy DeWalt Grindal
Stacy DeWalt Grindal
Senior Legal Director
Employee Benefits Counsel

Date: December 15, 2017

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